UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005 (March 31, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Crompton Corporation announced today that the company and Hamilton Robinson LLC, a private equity firm, have signed a definitive agreement to form a joint venture called Davis-Standard LLC (D-S LLC), combining their respective polymer processing equipment businesses.

     D-S LLC, headquartered in Pawcatuck, Connecticut, will combine Crompton's Davis-Standard business and Hamilton Robinson's Black Clawson Converting Machinery Company (BCCM) and will have approximate annual revenues of $220 million with Crompton as the majority owner. The joint venture will be classified in Crompton's financials as an equity investment. The transaction, which is subject to regulatory approvals, is expected to close within the next 30 days.

     Crompton's Davis-Standard business had 2004 revenues of approximately $180 million. Included in the joint venture are facilities in Pawcatuck, Connecticut; and Somerville, New Jersey; as well as in Germany and the United Kingdom. The business employs approximately 660 people, substantially all of whom will become D-S LLC employees after the closing. Black Clawson will contribute its Fulton, New York facility. It employs approximately 150 people, substantially all of whom will also become D-S LLC employees after closing. Black Clawson is owned by Hamilton Robinson LLC, a private equity investor.

     A copy of a press release announcing the transaction is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits
Exhibit Number	Exhibit Description
99.1	Press Release Dated March 31, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: March 31, 2005
Exhibit Index
Exhibit Number	Exhibit Description
99.1	Press Release Dated March 31, 2005